EXHIBIT 10.11.2

August 23, 2013

To: The Lenders under the Senior Credit Agreement (as defined below)

Re: ABE South Dakota, LLC—August 2013 Waiver Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Senior Credit Agreement, dated as of June 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ABE South Dakota, LLC (f/k/a Heartland Grain Fuels, L.P.), as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, Wilmington Trust, National Association, as successor to Portigon AG, New York Branch in its capacity as administrative agent for the Lenders (the “Administrative Agent”) and Wilmington Trust, National Association, as successor to Portigon AG, New York Branch in its capacity as collateral agent for the Senior Secured Parties (the “Collateral Agent”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

A. Limited Waiver of Debt Service Reserve Obligation.

Pursuant to a request made to the Administrative Agent on August 7, 2013, a copy of which is attached hereto as Annex A (the “Waiver Request”), the Borrower has informed the Administrative Agent that it will not be able ensure, in accordance with Section 7.01(v) of the Credit Agreement, that the Debt Service Reserve Account is fully funded to the Debt Service Reserve Required Amount (the “Debt Service Reserve Obligation”). Pursuant to the Waiver Request and for the reasons described therein, the Borrower has requested a waiver, until December 31, 2013, of the Debt Service Reserve Obligation.

By signing below, each Lender waives, until December 31, 2013, any Default or Event of Default that occurs or has occurred and is continuing as a result of the Borrower’s failure to satisfy the Debt Service Reserve Obligation.

At all times after the effective date of this letter agreement, if and so long as the Borrower has failed to satisfy Debt Service Reserve Obligation, the Borrower shall, no later than Wednesday of each week after the effective date of this letter agreement, furnish to the Administrative Agent a cash flow forecast with respect to the Project in substantially the form of Exhibit I of the Credit Agreement or in another form satisfactory to the Required Lenders (each such cash flow forecast, a “Weekly Cash Flow Forecast”). Each Weekly Cash Flow Forecast shall include a cash flow forecast for the period from Monday of the then-current week to the date falling thirteen weeks thereafter, including line items corresponding to each Operating Budget Category of the then current Operating Budget, showing in reasonable detail by Operating Budget Category all projected expenses related to the operation and maintenance of the Project compared to the budgeted expenses for each such Operating Budget Category for such period.

B. Limited Waiver of the Obligation to Make BNSF Lease Subject to Aberdeen Mortgage.

Pursuant to Section 3.03(a) and paragraph 3 of Schedule 3.03(a) of the Agreement of Resignation, Appointment and Acceptance, dated as of March 7, 2013, among the Borrower, Portigon AG, New York Branch, as Resigning Agent, and Wilmington Trust, National Association, as Successor Agent (the “Agency Succession Agreement”), the Borrower represented and warranted that it was in default of: (i) Section 7.01(l)(i) of the Credit Agreement as it relates to the obligation to provide a supplement to the Aberdeen Mortgage granting a Lien over the BNSF Lease; and (ii) Section 7.01(l)(iii) of the Credit Agreement as it relates to the obligation to provide a survey of the land which is the subject of the BNSF Lease (such obligations collectively, the “BNSF Lease Obligations”).

Pursuant to the Waiver Request, the Borrower has requested a waiver, until December 31, 2013, of the BNSF Lease Obligations.

By signing below, each Lender waives any Default or Event of Default that has occurred and is continuing as a result of the Borrower’s failure to satisfy the BNSF Lease Obligations. Notwithstanding the preceding sentence, by signing below, the Borrower agrees, by no later than December 31, 2013, to satisfy the BNSF Lease Obligations.

C. Waiver of Default Interest.

Under Section 3.04 of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower is obligated to pay, in addition to the interest then payable on any Loan, additional interest on the Loans at 2% per annum (such additional interest, the “Additional Interest”) until such Event of Default has been cured or waived.

By signing below, (a) the parties agree that, notwithstanding the waivers of the Events of Default pursuant to paragraphs A and B above, interest on the Loans shall continue to accrue at the Default Rate and (b) each Lender waives, until December 31, 2013 the Borrower’s obligation to pay the Additional Interest.

D. Direction to Administrative Agent.

By signing below, each Lender authorizes and directs the Administrative Agent to execute this letter agreement.

E. Effectiveness.

This letter agreement and the waivers and consents set forth herein shall become effective as of September 9, 2013 upon satisfaction of each of the following conditions:

(a) execution and delivery of this letter by the Required Lenders, the Borrower and the Administrative Agent; and

(b) satisfaction by the Borrower of its obligation, under Section 3.01(a) of the Credit Agreement, to pay to the Administrative Agent for the ratable account of each Lender the $750,000 installment of outstanding principal of the Loans that was required to be paid on June 30, 2013 (the “June 2013 Principal Payment Obligation”).

F. Miscellaneous.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Notwithstanding anything contained herein, these waivers (i) are limited waivers, (ii) are effective only with respect to the transactions described herein for the specific instance and the specific purpose for which they are given, (iii) shall not be effective for any other purpose or transaction, and (iv) do not constitute a basis for a subsequent waiver, consent or approval with respect to any of the provisions of the Credit Agreement. Except as expressly set forth herein, nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default or a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

This letter agreement is a Financing Document under the Credit Agreement.

This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile, portable document format, e-mail or other electronic delivery shall be effective as delivery of a manually executed counterpart of this letter agreement.

Please feel free to contact us with any questions on this matter.

Very truly yours,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Assistant Vice President

Accepted and Agreed:

ABE SOUTH DAKOTA, LLC,
as Borrower

By:	/s/ Richard R. Peterson
Name:	Richard R. Peterson
Title:	CEO

PORTIGON AG, NEW YORK BRANCH, as Lender

By:
Name:
Title:

By:
Name:
Title:

OSM HEARTLAND, LLC, as Lender

By:	/s/ Michael J. Karber
Name: Michael J. Karber
Title: Authorized Representative

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender

By:	/s/ Rita Walz Cuccioli
Name: Rita Walz Cuccioli
Title: Executive Director

By:	/s/ Terence Corcoran
Name: Terence Corcoran
Title: Senior Vice President

FARM CREDIT BANK OF TEXAS, as Lender

By:	/s/ Alan Robinson
Name: Alan Robinson
Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Lender

By:	/s/ John S Yusl
Name: John S Yusl III Title: Vice President

By:	/s/ Ben Matz
Name: Benjamin Matz Title: Vice President

NORDKAP AG, as Lender

By:
Name: Title:

By:
Name: Title:

KEB NY FINANCIAL CORP., as Lender

By:
Name: Title:

12